LICENCE AGREEMENT





               (1) UNIVERSITY COLLEGE CARDIFF CONSULTANTS LIMITED


                              (2) BIOENVISION INC.


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     THIS AGREEMENT is made the 21 day of June 1999 BETWEEN:

(1) UNIVERSITY COLLEGE CARDIFF CONSULTANTS LIMITED a company incorporated under the laws of England and Wales (company number 1477909) whose registered office is at P0 Box 497, 56 Park Place, Cardiff CFI 3XR ("UC3"); and

(2) BIOENVISION INC., a Delaware corporation with its main office at Trafalgar House, 11 Waterloo Place, London SW1Y 4AU ("BIOENVISION")

WHEREAS:

(A)  UC3 is the sole proprietor of the Applications.

(B)  UC3  has  the  exclusive   worldwide  right  to  license  the  use  of  the
     Applications.

(C)  UC3 is the proprietor of the Know-how.

(D)  Further   research  and   development   work  on  the  application  of  the
     Applications and Know-how in the Field of Use and the production of Licensed Products is required.

(E) Such further research and development is the responsibility of BIOENVISION and includes the Project.

(F) BIOENVISION wishes to take a licence under the Applications and a licence under the Know-how and UC3 has agreed to grant such licences on and subject to the terms and conditions set out below.

IT IS AGREED as follows:

1.   Definitions and Interpretation

     In this Agreement, the recitals and the Schedules hereto:

1.1 the following words and expressions shall have the following meanings unless the context otherwise requires:

     "Applications"              the patent  applications short particulars of
                                 which  are set out in the  Schedule  and also
                                 one   patent    application   to   be   filed
                                 immediately after execution of this Agreement
                                 by  UC3  on  each  of  the   subjects  of  i)
                                 1,2-diphenylethanes and 1,3-diphenylpropanes and derivatives and ii) benzyl tetralins and derivatives, together with


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                                 any  patent  applications  claiming  priority
                                 therefrom anywhere in the Territory; and any patents granted pursuant thereto or divided out therefrom anywhere in the Territory and any extensions or renewals thereof including,
                                 without       limitation,       supplementary
                                 certificates of protection;

     "Approved Sub-Licensee"     any person to whom a  sub-licence  is granted
                                 by   BIOENVISION   in  accordance   with  the
                                 provisions of clause 2.3 below;

     "Cardiff University         the University of Wales, Cardiff of PO Box 923,
                                 Cardiff CFl 3TE, UK;

     "Compound"                  any chemical  compound  falling within one or
                                 more  claims of the  Patents (or any of them)
                                 and/or   utilising   or   incorporating   the
                                 Know-how;

     "Commencement Date"         the date of  countersignature of this Licence
                                 Agreement;

     "Field of Use"              cancer therapy in humans and animals;

     "Improvements"              all and any results of the  Project  together
                                 with all and any Intellectual Property Rights therein or relating thereto and assigned to UC3 by Cardiff University;

     "Improvement Patents"       any patent  applications  filed by UC3 in the
                                 Territory  in  respect  of  any  Improvements
                                 together   with   any   patent   applications
                                 claiming priority  therefrom  anywhere in the
                                 Territory;  and any patents granted  pursuant
                                 thereto or divided out therefrom  anywhere in
                                 the Territory and any  extensions or renewals
                                 thereof   including,    without   limitation,
                                 supplementary certificates of protection;

     "Intellectual  Property
      Rights" all and any rights in or to inventions, patents, trademarks, registered designs, applications for any of the foregoing and the right to apply therefor in any part of the world; copyrights, database rights, topography rights, design rights, trade names, get-up, rights to confidential information, know-how; any rights under


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                                 licences  or  consents  in  relation  to  the
                                 foregoing, and any similar or equivalent rights arising and/or subsisting anywhere in the world;

     "Know-how"                  all  technical,   industrial  and  commercial
                                 information and techniques relating to the application of the Applications in the Field of Use in whatever form and on whatever media stored which UC3 is free to disclose and to licence;

     "Licensed Products"         Products    designed,    developed,    and/or
                                 manufactured for use in the Field of Use;

     "Net Receipts"              in the case of any sub-licence by BIOENVISION
                                 to an Approved  Sub-Licensee  at arm's length
                                 the total sums payable to BIOENVISION  for or
                                 in   connection   with  the   grant  of  such
                                 sub-licence   in  whatever   form   including
                                 without  limitation  lump  sum  payments  and
                                 royalties     after    the    deduction    of
                                 BIOENVISION's    reasonable    legal    costs
                                 necessarily  incurred in connection  with the
                                 preparation,  negotiation  and  execution  of
                                 such   sub-licences.   In  the  case  of  any
                                 sub-licences   by   BIOENVISION  to  Approved
                                 Sub-Licensees other than at arm's length the sum equivalent to the sums for which a sub-licence at arm's length would have been granted less BIOENVISION's reasonable legal costs referred to above;

     "Net Sales Value"           in the  case of sales  at  arm's  length  the
                                 invoiced price of each Licensed  Product sold
                                 by  BIOENVISION  after the  deduction  of any
                                 reasonable  discounts  and  rebates  actually
                                 granted  and any  credits  actually  given by
                                 BIOENVISION for returned  Licensed  Products.
                                 In all other cases (including but not limited
                                 to commercial  uses of the Licensed  Products
                                 which are not  invoiced by  BIOENVISION)  the
                                 sum  equivalent to the invoiced  price of the
                                 Licensed  Products  at  which a sale at arm's
                                 length   would   have   been  made  less  the
                                 deductions referred to above:

     "Patents"                   together the Applications and any Improvement
                                 Patents;



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     "Products"                  together  Compounds and any medical  products
                                 comprising one or more Compounds as an active ingredient; and each a Product,

     "Project"                   the Research  Agreement of even date herewith
                                 between BIOENVISION and Cardiff University for the provision by Cardiff University of research and development services on and subject to the terms and conditions therein contained;

     "Term" the period during which this Agreement is in force in accordance with the provisions of clause 14.1 below;

     "Territory"                 the  Field  of Use  anywhere  in  the  world,
                                 including   countries   where  there  are  no
                                 Patents;

     "Year" each calendar year during the Term or part thereof in the case of the first and last calendar years of the Term;

1.2  words and expressions  (including  words and expressions  defined in clause
     1.1 above) in the singular shall include the plural and vice versa; references to a "party" or the "parties" shall mean a party or the parties to this Agreement; words importing any gender shall include every gender; references to a person shall include bodies corporate, unincorporated associations, partnerships, trusts and individuals;

1.3 headings are for convenience only and shall not affect the construction interpretation or of this Agreement; references to sub-clauses are to sub-clauses of the clause in which the reference appears and references to clauses are to clauses of this Agreement;

1.4 the recitals and the Schedules to this Agreement shall form part of this Agreement as if set out in the body of this Agreement and references to this Agreement shall include the recitals and the Schedules;

1.5 references to sales of Licensed Products shall include all sales and other disposals of or dealings with the Licensed Products by or on behalf of or with the consent of BIOENVISION.

2.   Licence

2.1  In consideration of and conditional upon BIOENVISION:


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     (a)  meeting is obligations under clauses 6 and 8 below; and

     (b) paying to UC3 is costs and expenses pursuant to clauses 6 and 8.2 (d) below (save to the extent of any notice given under clause 8.2 (e) below); and

     (c)  performing its other obligations hereunder

     UC3 hereby grants to BIOENVISION with effect from the Commencement Date and during the Term and subject always to the provisions of clauses 2.3, 2.4 and 2.5 below:

     (i)  an exclusive licence under the Applications; and

     (ii) a non-exclusive licence under the Know-how

     to develop, manufacture, use, sell, offer for sale or otherwise deal in or with Licensed Products in the Territory together with the right to grant sub-licences thereunder to Approved Sub-Licensees on and subject to the terms and conditions herein contained.

2.2 Nothing contained in this Agreement shall be interpreted or construed as in any way granting any rights or permission to BIOENVISION to utilise the Patents, the Know-how, the Improvements and/or the Compounds or any part thereof and/or to manufacture, use, sell or otherwise deal in or with Products for any purpose or application other than in the Field of Use.

2.3  BIOENVISION shall have the right to grant  sub-licences  hereunder PROVIDED
     THAT:

     (a)  all sub-licences shall be expressly restricted to the Field of Use;

     (b) all such sub-licences shall determine when and to the same extent that this Agreement determines howsoever arising;

     (c) all sub-licences shall be at arm's length terms unless otherwise agreed in writing by UG3;

     (d) BIOENVISION shall provide UC3 with the name, registered office and trading address of any sub-licensee prior to such sub-licence being granted; and

     (e) UC3 shall be provided by BIOENVISION with a copy of any sub-licence within thirty (30) days of such sub-licence being entered into.

2.4  If at any time during the Term either:


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     (a)  BIOENVISION  Is  to  make  payment  to  UC3  in  accordance  with  the provisions of clause 8.2 (d) below in respect of any Patents; or

     (b) BIOENVISION determines its payment obligations under clause 8.2 (d) below in accordance with the provisions of clause 8.2 (e) below

     UC3 shall in its sole discretion have the option to terminate BIOENVISION's licence pursuant to clause 2.1 above in that part of the Territory to which the relevant costs and/or expenses relate immediately on giving BIOENVISION written notice.

2.5 Nothing contained in this Agreement or in clause 2.1 above shall be interpreted or construed as in any way precluding or restricting Cardiff University and UC3 from undertaking or continuing with any research and development work in the Territory utilising the Patents, the Know-how, the Improvements and/or any Compounds.

3.   Disclosure of Know-how

     As soon as reasonably practicable following execution of this Agreement UC3 shall to the extent that:

     (a)  it has not already done so; and

     (b) such Know-how is reasonably necessary for BIOENVISION to exercise its rights granted hereunder disclose to BIOENVISION the Know-how.

4.   Improvements

4.1 UC3 shall disclose to BIOENVISION any Improvements as soon as reasonably practicable but, in any event, no more than one (1) month from the date that UC3 is made aware of such Improvements.


4.2 UC3 grants to BIOENVISION with effect from the date of disclosure to BIOENVISION of the Improvements (if any) and during the Term on and subject to the terms and conditions contained herein an exclusive licence under the Improvements (if any) to use such Improvements in the development, manufacture, use, sale and offer for sale of Licensed Products in the Territory together with the right subject always to the provisions of clause 2.3 above to grant sub-licences thereunder to Approved Sub-Licenses.

5.   Confidential Information

5.1 For the purposes of this clause 5 "Confidential Information" shall mean all information of a confidential nature whether oral or written comprising or relating to:


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     (a)  the Compounds;

     (b)  the Products;

     (c)  the Licensed Products;

     (d)  the terms of this Agreement;

     (e)  the Patents;

     (f)  the Know-how;

     (g)  the Improvements; and

     (h) any other information of a confidential nature relating to the business of either party disclosed or made available by either party to the other party pursuant to the terms of this Agreement whether prior to the Commencement Date or subsequent thereto.

5.2 Subject to the provisions of clauses 5.3, 5.4 and 5.5 below neither party (the "Recipient") shall in respect of Confidential Information belonging to and provided or disclosed by the other party (the "Disclosing Party"):

     (a) disclose such Confidential Information or any part thereof to any person;

     (b) use such Confidential Information or any part thereof otherwise than in accordance with and for the purposes of this Agreement;

     (c) copy such Confidential Information or any part thereof other than to the extent necessary to exercise its rights or to perform its obligations under this Agreement.

5.3 The Recipient shall be permitted to disclose Confidential Information belonging to the Disclosing Party (and all or any part thereof) in confidence to those of its professional advisers, officers and employees who need to know the same in order to perform their duties in connection herewith or, in the case of professional advisers, to provide advice in respect hereof.

5.4  BIOENVISION  shall  be  permitted  to  disclose  Confidential   Information
     belonging in UC3 (and all or any part thereof):

     (a) to customers who purchase Licensed Products to the extent necessary to enable such customers to use the Licensed Products;


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     (b)  in  confidence  to  Approved  Sub-Licensees  on  the  same  terms  and conditions as are contained in this clause 5;

     (c)  in  confidence  to  approved  financial   institutions  and  potential
          investors  in   BIOENVISION,   to  the  extent   necessary  to  enable
          BIOIENVISION to attract investment;

     (d) to such governmental agencies, bodies and/or other organisations anywhere in the Territory as may be necessary in order to apply for, obtain and/or maintain in force any medical and/or any governmental approvals, licences and/or consents as may from time to time be required in connection with the manufacture, use and/or sale of Licensed Products in the Territory;

     (e) in confidence to potential Approved Sub-Licensees but only to the extent strictly necessary to enable such persons to evaluate whether in the case of potential Approved Sub-Licensees they wish to become Approved Sub-Licensees or in the case of potential investors they wish to invest in BIOENVISION.

5.5 The obligations as to confidentiality contained in clause 5.1 above shall not apply to any Confidential Information:

     (a) which is in the public domain at the date of disclosure or which subsequently enters the public domain through no act or failure to act on the part of the Recipient, its professional advisers, officers or employees or on the part of Approved Sub-Licensees or its officers or employees; or

     (b) which was lawfully and properly in the possession of the Recipient at the date of disclosure; or

     (c) which the Recipient subsequently obtains otherwise than in confidence from a person in good faith who did not derive the same whether directly or indirectly in confidence from the Disclosing Party or from any person to whom the Disclosing Party disclosed the same in confidence; or

     (d) the disclosure of which is required by any applicable law or by any supervisory or regulatory body to whose rules the Recipient is subject or with whose rules it is necessary for the Recipient to comply.

5.6 The provisions of this clause 5 shall survive the expiry or termination of this Agreement howsoever arising.

6.   Consideration

6.1 In part consideration of the licence and rights hereby granted to BIOENVISION, BIOENVISION undertakes to pay to UC3:


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     (a)  royalties  calculated at a rate of five per cent (5%) of the Net Sales
          Value of each Licensed Product sold by or on behalf of BIOENVISION in the Territory each Year during the Term; and

     (b) royalties calculated at a rate of: thirty five per cent (35%) of Net Receipts from sub-licences granted by BIOENVISION and relating to the grant and exercise of such sub-licences and/or sale of Licensed Products in the Territory.

6.2 All sums to be paid to UC3 hereunder shall be paid in pounds sterling and shall be exclusive of value added tax which shall be payable (if applicable) in addition by BIOENVISION and where applicable shall be paid at the rate of exchange in force at Barclays Bank plc, PO Box 522, Northway House, Ty Glas Avenue, Llanishen, Cardiff CF4 5ZY on the date for payment thereof (or if such date is not a day when the banks are open for business the next business day when the banks are so open) PROVIDED ALWAYS THAT where any payment is made after the date provided for herein conversion shall be made at UC3's option at the rate of exchange in force on the day payment is in fact made if this is more favourable to UC3.

6.3 BIOENVISION shall and shall procure that all Approved Sub-Licensees shall during the Term and for a period of six (6) years thereafter maintain complete and accurate records of all matters connected with the manufacture, use and sale and other disposal of Licensed Products in the Territory showing separately in the case of BIOENVISION the number of sub-licences granted and in the case of both BIOENVISION and Approved Sub-Licensees, the quantity of all Licensed Products manufactured, used, sold or otherwise disposed of in the Territory showing the Net Receipts and/or Net Sales Values therefor (as applicable).

6.4 BIOENVISION shall submit to UC3 within thirty (30) days after March 31, June 30, September 30 and December 31 in each Year a report showing on a country by country basis:

     (a) the Net Receipts received by BIOENVISION in the preceding calendar quarter; and

     (b) the total number of Licensed Products manufactured, used, sold and otherwise disposed of by BIOENVISION in the preceding calendar quarter and the Net Sales Values therefor.

6.5 At the time of delivery of each such report pursuant to clause 6.4 above BIOENVISION shall pay to UC3 the full amount of all sums due and payable to UC3 in respect of that calendar quarter pursuant to the provisions of clause 6.1 above.

6.6 All sums due to UC3 hereunder shall be paid free and clear of all deductions or withholdings whatsoever save that BIOENVISION shall be entitled to deduct and to


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     pay over to the  relevant  revenue  authorities  such  taxes and  duties as
     BIOENVISION is required by law to deduct on remittance of such payments to UC3. BIOENVISION shall provide UC3 with such documentary evidence as UC3 may reasonably require regarding the amounts so deducted and such evidence of payment to such revenue authorities as UC3 may reasonably require for the purposes of seeking to recover such taxes (or any part thereof) under any applicable legislation or to enable the appropriate provisions of any double tax agreement to operate in respect of any such payments.

6.7 Without prejudice to any other rights or remedies to which UC3 may be entitled whether hereunder or at law, UC3 shall be entitled to charge interest at the rate of two per cent (2%) above the base lending rate of Barclays Bank plc from time to time in force on all overdue sums owing to UC3 hereunder (before as well as after judgement).

6.8 BIOENVISION shall and shall procure that all Approved Sub-Licensees shall whenever required by UC3 allow an independent accountant upon reasonable notice and during normal business hours to verify the accuracy of the reports required to be furnished under the provisions of clause 6.4 above by inspecting and taking copies of BIOENVISION and any Approved Sub-Licensee's records and accounts PROVIDED ALWAYS THAT such inspection shall not take place more than once in every two (2) years. The costs of any such inspection shall be borne by UC3 unless an underpayment of monies due to UC3 hereunder of more than five percent (5%) is found in which case all costs incurred shall be borne by BIOENVISION or if already incurred by UC3 reimbursed by BIOENVISION immediately upon written demand by UC3 for payment of the same.

7.   Obligations of UC3

     Subject  always to the  provisions  of clause 8 below UC3 shall  during the
     Term:

     (a) diligently prosecute to grant the patent Applications listed in the Schedule;

     (b)  maintain in force any granted patents included within the Patents;

     (c) use its reasonable efforts to amend any patent Applications listed in the Schedule and /or any other patent Applications contained within the Patents to include any additional claims reasonably requested by BIOENVISION; and

     (d) keep BIOENVISION regularly informed of the status and progress of the patent Application included in the Schedule and discuss with
          BIOENVISION the content of any and all amendments to patent Applications before submission.

8.   Obligations of BIOENVISION


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8.1  BIOENVISION  shall use its best  efforts to  commercialise  the  Compounds.
     Specifically, in the first instance BIOENVISION shall undertake clinical development of Compounds or Licensed Products for the purposes of preparing such Compounds or Licensed Products for market. BIOENVISION shall use its best efforts to commence Phase 1 clinical trials of one or more Compounds within four (4) years of execution of this Agreement.

8.2  During the Term BIOENVISION shall:

     (a) be responsible for obtaining and maintaining in force all such licences, consents and approvals of any government or regulatory authority in the Territory as may be required from time to time in connection with the manufacture, use, sale, import, export, advertisement, storage or use of Licensed Products anywhere in the Territory;

     (b) attend meetings with UC3 at regular intervals and in any event at least twice in any Year to discuss without limitation BIOENVISION's development and exploitation of the Patents, the Know-how and the Licensed Products in the Territory;

     (c) not act as agent of UC3 and not give any indication that it is acting otherwise than as a principal and not make any representation or give any warranty on behalf of UC3;

     (d) subject always to the provisions of clauses 8.2 (e) and 8.3 below within thirty (30) days of receipt of an invoice from UC3 in respect thereof, reimburse UC3 for all costs and expenses incurred by UC3 in:

          (i) prosecuting to grant the patent Applications listed in the Schedule and any other patent Applications contained within the Patents from time to time; and/or

          (ii) maintaining in force any granted patents included within the Patents; and/or

          (iii) amending any patent Applications listed in the Schedule and/or any other patent Applications contained within the Patents to include any additional claims reasonably requested by BIOENVISION;

     (e) BIOENVISION shall be entitled at any time on giving to UC3 three (3) months notice in writing to determine its payment obligations pursuant to clause 8.2 (d) above in respect of any or all of the Patents within any part of the Territory.

8.3 If at any time during the Term UC3 grants to any person a licence and sub-licence under the Patents and Know-how in a field of use other than the Field of Use, UC3


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     and BIOENVISION  shall  re-negotiate  the level of costs and expenses to be borne by BIOENVISION pursuant to the provisions of clause 8.2 (d) above.

8.4 BIOENVISION shall and shall procure that all Approved Sub-Licensees shall, to the extent reasonably practicable:

     (a) mark the packaging for all Licensed Products with the applicable patent application number in the relevant country in the Territory or, where patents have been granted in respect of the Licensed Products in such countries, the relevant patent number; and

     (b) include a statement in a form approved by UC3 making it clear that the Licensed Products are manufactured under licence from UC3.

9.   Intellectual Property Rights

     The Improvements and all Intellectual Property Rights in or relating to the manufacture and use of Compounds, the Know-how and the Patents shall belong to UC3 absolutely and save as expressly provided herein no rights or licences in respect thereof are or shall be granted to BIOENVISION.

10.  Infringement of Patents and/or Licensed Know-how

10.1 Each party shall immediately inform the other party of any infringement of the Patents, Improvements, Know-how and/or any part thereof by any person which comes to its attention during the Term.

10.2 BIOENVISION shall at the request and expense of UC3 take or join with UC3 in taking all such action as UC3 may in its sole discretion decide and require for the purpose of protecting the Patents, Improvements, Know-how and/or any part thereof.

10.3 Nothing contained in this clause 10 shall be interpreted or construed as imposing any obligation on UC3 to take any action or proceedings against any person who infringes or is alleged to infringe the Patents, Improvements, Know-how or any part thereof. If UC3 decides not to take any action for infringement BIOENVISION shall be entitled to do so and UC3 shall SUBJECT ALWAYS to BIOENVISION agreeing to indemnify UC3 to its reasonable satisfaction in respect of any costs, damages, expenses or other loss incurred or suffered by UC3 in any such action at the request and expense of BIOENVISION join with BIOENVISION in any such action and provide such assistance in connection therewith as BIOENVISION may reasonably require.

11.  UC3 Warranties and Limitations of Liability

11.1 UC3 warrants that:

     (a) it has the right to enter into this Agreement and to grant the licenses hereby granted;

     (b) so far as UC3 is aware not having made an exhaustive search the practice in the Field of Use of any of the inventions included in the Applications does not infringe any person's Intellectual Property Rights;

     (c) UC3 has no notice of any reason why any of the patent Applications listed in the Schedule should not proceed to grant.

11.2 Save as set out in clause 11.1 above UC3 makes no warranties or representations whether express or implied regarding the Patents, Know-how, the Improvements, Licensed Products and/or the adequacy or accuracy of the Know-how and/or the Patents and in particular (without limitation) UC3 does not warrant nor provide any representation that the manufacture, use and/or sale of Licensed Products and/or use of the Patents and/or Know-how and/or Improvements will not infringe any person's Intellectual Property Rights and all or any warranties or representations implied by law or statute are hereby expressly excluded.

12.  BIOENVISION Warranty

     BIOENVISION warrants that it has the right to enter into this Agreement and to perform its obligations hereunder.

13.  Indemnity

13.1 UC3 shall not be responsible for and BIOENVISION shall indemnify and hold UC3 harmless from and against all or any loss, costs, claims, proceedings, expenses (including without limitation legal costs) and damages howsoever suffered or incurred by UC3 as a result of or in connection with the use by BIOENVISION and/or any Approved Sub-Licensees of the Patents and/or Know-how and/or Improvements including without limitation any manufacture, use and/or sale of Licensed Products.

13.2 The indemnity contained in clause 13.1 above shall not apply to any loss, costs, claims, proceedings, expenses and damages to the extent that they are suffered or incurred by UC3 as a result of any breach by UC3 of any of the provisions of this Agreement on its part to be performed.

14.  Term and Termination

14.1 This Agreement shall be deemed to have come into force on the Commencement Date and unless earlier determined in accordance with the provisions of clause 2.4 above and clauses 14.2, 14.3, 14.4, 14.5 and/or 18.3 below shall continue until expiry of the last of the Patents to expire or if none of the patent Applications contained within the Patents proceed to grant until the tenth (10th) anniversary date of the Commencement Date.

14.2 Either party shall be entitled to terminate this Agreement on three (3) calendar months written notice to the other party

14.3 UC3 shall be entitled to terminate this Agreement immediately on written notice to BIOENVISION if:

     (a) at any time later than four (4) years after the date of execution of this Licence Agreement BIOENVISION fails to demonstrate to UC3's satisfaction that BIOENVISION has complied with the provisions of clause 8.1 above or

     (b) BIOENVISION challenges or assists any person to challenge the validity of the Patents and/or the Know-how or any part thereof.

14.4 Without prejudice to any other right or remedy either party may immediately by notice in writing to the other party terminate this Agreement at any time if:

     (a) the other party shall commit a breach of any of the provisions of this Agreement and shall not within thirty (30) days of notice of such breach remedy the same (if capable of remedy). For the avoidance of doubt and without prejudice to the provisions of clause 14.3 above failure to achieve any milestone by the date set out therefor in clause 8.1 shall not be considered to be a breach by BIOENVISION of the provisions of this Agreement; or

     (b) the other party has a petition for winding-up presented against it and/or a petition presented against it for the appointment of an administrator of its undertaking or an application for an interim order under Part VIII of the Insolvency Act 1986 or if the other party has an administrator, receiver or administrative receiver appointed over any of its assets or undertaking or if the other party resolves to or goes into voluntary liquidation (other than for the purposes of a bona fide reconstruction or amalgamation of a solvent company) or if the other party proposes or makes any voluntary arrangement with its creditors or if the other party ceases to carry on business or if the other party is unable to pay its debts within the meaning of Sections 123 or 236 of the Insolvency Act 1986 or upon the happening of any equivalent event under the laws of any relevant jurisdiction.

14.5 BIOENVISION shall be entitled to terminate its rights in any country within the Territory at the end of any Year on giving not less than three (3) months notice in writing to UC3 such notice to expire at the end of a Year.

15.  Effects of Expiry and Termination

15.1 In the event of the expiry of this Agreement by effluxion of time and PROVIDED ALWAYS that where such expiry occurs upon the tenth (10th) anniversary of the Commencement Date the Know-how and/or any Improvements do not at that date remain secret and substantial BIOENVISION shall be entitled to an irrevocable, royalty free, non-exclusive licence to use the Know-how and the Improvements in the development, manufacture, use, sale and offer for sale of Licensed Products in the Territory together with the right to grant sub-licences thereunder.

15.2 In the event of termination of this Agreement pursuant to the provisions of clause 2.4, 14.2, 14.3, sub-clauses 14.4 (a) or (b) or clause 14.5 above or clause 18.3 below all rights and licences hereunder shall cease. In the event of BIOENVISION exercising its rights to terminate its rights in any country within the Territory in accordance with the provisions of clause
     14.5 above but not the entire Agreement all rights and licences in respect of such country shall cease.

15.3 Nothing in this Agreement shall be construed as preventing BIOENVISION after termination of this Agreement from developing, manufacturing, using, selling, offering for sale or otherwise dealing with Licensed Products in countries where no patents granted pursuant to the Patents are in force but only if and to the extent that the Licensed Products do not:

     (a) utilise or incorporate any Know-how and/or Improvements which are secret and not in the public domain or are in the public domain but only as a result of a breach by BIOENVISION and/or any Approved
          Sub-Licensee and/or any of its employees or agents of any of its confidentiality obligations hereunder or under any sub-licence.

15.4 BIOENVISION shall within thirty (30) days of the date of termination or expiry of this Agreement howsoever arising render to UC3 a written report in the form referred to in clause 6.4 above in respect of the calendar quarter or part thereof up to and including the said date of expiry or termination and shall at the same time pay to UC3 the full amount of all sums due and payable pursuant to clause 6 above in respect of all Licensed Products sold by BIOENVISION and/or Net Receipts received by BIOENVISION during the calendar quarter or part thereof up to and including the said date of expiry or termination. Subsequent to termination of this Licence Agreement BIOENVISION shall pay to UC3 royalties as defined in clause 6 above on Licensed Products manufactured but unsold at the effective date of termination.

15.5 The expiry or termination of this Agreement howsoever arising shall not release either party from any obligations arising hereunder prior to the date of termination.

15.6 The provisions of clauses 5, 6, 9, 11.2, 13, 16, 18 and this clause 15 shall survive the expiry or termination of this Agreement howsoever arising.

15.7 References in clauses 15.3, 15.4, 15.5 and 15.6 above to termination of this Agreement shall be deemed to include termination of BIOENVISION's rights and licences in any country within the Territory.

16   Notices

     Any notice required or authorised to be given hereunder shall be in writing and served personally or sent by post or facsimile addressed to the relevant party as follows:

     UC3                         PO Box 497
                                 56 Park Place
                                 Cardiff
                                 CF1 3XR

     For the attention of:       Dr. Nick Bourne

     Facsimile Number:           01222 874189

     BIOENVISION                 Trafalgar House
                                 11 Waterloo Place
                                 London SW1Y 4AU

     For the attention of:       Mr. Chris Wood
     Facsimile Number:           0171 8397570


     or to such other address or facsimile number as may from time to time be notified to the other party hereto in writing for this purpose. Any notice served personally shall be deemed to have been given upon such service. Any notice sent by post shall be deemed to have been served two (2) days after the same shall have been posted and any notice sent by facsimile shall be deemed to have been served upon transmission and in proving such service it shall be sufficient to prove that the letter or facsimile was properly addressed and as the case may be posted or transmitted.

17.  Assignment

     BIOENVISION shall be entitled to assign any or all of its rights or obligations arising hereunder to any person subject always to:

     (a)  the  assignee   entering  into  a  novation  of  this  Agreement  with
          BIOENVISION and UC3 in such form as UC3 shall reasonably require; and

     (b) BIOENVISION reimbursing UC3 for all costs and expenses incurred by UC3 in connection with any such novation; and

     (c) all payments due to UC3 prior to the effective date of such assignment having been paid in full.

18.  Miscellaneous

18.1 Any reasonable forbearance or delay on the part of either party in enforcing the provisions of this Agreement or any of its rights hereunder shall not be construed as a waiver of such provisions or any of its rights thereafter to enforce the same.

18.2 This Agreement embodies the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all representations, understandings, documents and agreements made or exchanged by the parties prior to the date hereof.

18.3 If either party shall by reason of events or circumstances beyond its control including without limitation acts of God, political intervention, fire, flood, legislation or industrial dispute be prevented from or delayed in performing its obligations hereunder and shall promptly give notice of such event or circumstance to the other party the parties' obligations hereunder shall from the date of such notice and without prejudice to any rights or remedies accrued or arising prior to such date be suspended. If such event shall continue for a period of more than three (3) consecutive calendar months either party shall be entitled to terminate this Agreement in which event the provisions of clause 15 above shall apply. Nothing contained in this clause 18.3 shall be interpreted or construed as releasing BIOENVISION from its obligation to pay the royalties in accordance with the provisions of clause 6 above.

18.4 The parties shall execute such further documents and do all such things as may be necessary to carry the provisions of this Agreement into full force and effect.

18.5 This Agreement shall be governed by and construed in all respects in accordance with the laws of England and Wales.

18.6 This Agreement may be executed in duplicate each of which shall be an original and shall constitute one and the same instrument.

IN WITNESS whereof the parties hereto have caused this Agreement to be executed the day and year first before written.

                                  THE SCHEDULE


                               Patent Applications


Country                          Application Number              Date of Filing

UK

     SIGNED by  /s/ N.B. Bourne
                                Dr. NB Bourne, Director
     duly authorised representative
     for and on behalf of
     UNIVERSITY COLLEGE CARDIFF
     CONSULTANTS LIMITED





     SIGNED by  /s/ [ILLEGIBLE]
                                 Dr. [ILLEGIBLE]
     duly authorised representative
     for and on behalf of
     BIOENVISION INC.